SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report: January 27, 2011

CORINTHIAN COLLEGES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction of Incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 427-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective January 27, 2011, Corinthian’s Board of Directors, following the unanimous recommendation of the Nominating and Corporate Governance Committee, elected Sharon P. Robinson, Ed.D, as a new director with a term of office expiring at the company’s Annual Meeting of Stockholders scheduled for November 2011. Dr. Robinson, 66, currently serves as president and chief executive officer of the American Association of Colleges for Teacher Education. Previously, she held a number of senior management positions at Educational Testing Service, most recently as executive vice president and president of its Educational Policy Leadership Institute. Earlier, Robinson was assistant secretary of education with the U.S. Department of Education’s Office of Education Research and Improvements, and before that, she was director, National Center for Innovation for the National Education Association. She has served, or currently serves, on the Board of Trustees of the Woodrow Wilson National Fellowship Program, Southern Education Foundation, National Education Association Foundation for the Improvement of Education, and the National Parent-Teachers Association. Dr. Robinson will be entitled to receive the non-employee director compensation outlined in Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 3, 2010.

A copy of the press release issued by the Company on January 27, 2011 announcing Dr. Robinson’s election to Corinthian’s Board of Directors, is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.

January 27, 2011	/s/ Stan A. Mortensen
Stan A. Mortensen
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release of the Company issued January 27, 2011 announcing the appointment of Sharon P. Robinson to the Company’s Board of Directors.